EXHIBIT 4.4


            Form of Specimen Certificate for the Series B Preferred


     PB-0                                                               0

                     PACIFIC AEROSPACE & ELECTRONICS, INC.
              Organized under the Laws of the State of Washington




       Zero (0) ---------------------------------------------------------
         of the Series B Convertible Preferred Stock, $.001 Par Value,
                    of Pacific Aerospace & Electronics, Inc.


----------------------------------            ----------------------------------
President                                     Secretary